EXHIBIT 1

FOR IMMEDIATE RELEASE

CERIDIAN CORPORATION STOCKHOLDERS INVITED TO OPEN CONFERENCE CALL WITH PERSHING SQUARE CAPITAL MANAGEMENT TUESDAY, SEPTEMBER 4, 2007

New York, New York/Sept. 4, 2007/PRNewswire: Pershing Square Capital Management, L.P. invites all stockholders of Ceridian Corporation (NYSE: CEN), to an open conference call today, Tuesday, September 4, 2007 at 4:15 p.m. (Eastern). On that call Pershing Square expects to discuss its nominees and the on-going election contest for Ceridian’s board of directors.

Call-in information for the Tuesday, September 4, 2007 call at 4:15 p.m. (Eastern) is as follows:

WHEN:

Tuesday, September 04, 2007 at 4:15 p.m. (ET)

DIAL-IN NUMBER:

(800) 498-2152 (within the US and Canada)

(706) 645-9218 (International)

No passcode or conference ID# is required.

The call will be followed by a Q&A session.  The call may be recorded but will not be available for playback or replay.

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ABOUT PERSHING SQUARE

Pershing Square Capital Management, L.P. is an investment advisor to private investment funds with approximately $6 billion in capital under management.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with Ceridian’s 2007 annual meeting of stockholders, Pershing Square has filed a proxy statement, Green Proxy Card and other materials with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT CERIDIAN AND THE MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING. Investors may contact D.F. King & Co., Inc., Pershing Square’s proxy solicitor for the 2007 annual meeting, at (800) 431-9642. Investors may also obtain a free copy of the proxy statement and other relevant documents as well as other materials filed by Pershing Square with the SEC concerning Ceridian at the SEC’s website at http://www.sec.gov.

PARTICIPANTS IN THE SOLICITATION

Pershing Square, L.P., Pershing Square II, L.P. and Pershing Square International, Ltd., along with William A. Ackman, Scott D. Ferguson, Paul C. Hilal and Roy J. Katzovicz, as employees of Pershing Square, and William A. Ackman, Michael L. Ashner, John D. Barfitt, Harald Einsmann, Robert J. Levenson, Gregory A. Pratt and Alan Schwartz, as director nominees of Pershing Square, and Michael E. Porter may be deemed, under SEC rules, to be participants in the solicitation of proxies from Ceridian’s stockholders with respect to the matters to be considered at Ceridian’s 2007 annual meeting of stockholders. Information regarding these potential participants in the solicitation is included in Pershing Square’s definitive proxy statement filed with the SEC on August 22, 2007.

CONTACT

Roy J. Katzovicz

Pershing Square Capital Management, L.P.

(212) 813-3700

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Ceridian or Pershing Square contained in this release that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes” or “plans,” or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements.